Ex-99.906CERT

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18  U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2019 of XAI Octagon Floating Rate & Alternative Income Term Trust (the “Company”).

I, Theodore J. Brombach, the President and Chief Executive Officer of the Company, certify that:

(i)	the report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	December 2, 2019	/s/ Theodore J. Brombach
Theodore J. Brombach
President and Chief Executive Officer
(principal executive officer)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2019 of XAI Octagon Floating Rate & Alternative Income Term Trust (the “Company”).

I, John “Yogi” Spence, the Treasurer and Chief Financial Officer of the Company, certify that:

(i)	the report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	December 2, 2019	/s/ John “Yogi” Spence
John “Yogi” Spence
Treasurer and Chief Financial Officer
(principal financial officer)